Exhibit 5.1

Allen & Overy LLP 1221 Avenue of the Americas New York NY 10020 Tel +1 212 610 6300 Fax +1 212 610 6399 www.allenovery.com
Target Hospitality Corp. 9320 Lakeside Blvd., Suite 300 The Woodlands, TX 77381
May 25, 2022

Re:	Target Hospitality Corp.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Target Hospitality Corp., a Delaware corporation (the “Company”), in connection with its preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to an aggregate of 4,000,000 shares of the Company’s Common Stock, par value $0.0001 per share (the “Shares”), reserved for issuance pursuant to the terms of the Target Hospitality 2019 Incentive Award Plan, as amended (the “Plan”).

As such counsel, and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization, execution and delivery of all documents by all the parties thereto; (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents, corporate records, certificates and other instruments were authentic and complete; (v) the legal capacity of all individuals executing documents; (vi) that all documents are the valid and binding obligations of each of the parties thereto, enforceable against such parties in accordance with their respective terms and that no such documents have been amended or terminated orally or in writing except as has been disclosed to us; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion are true and correct; and (viii) that all of the Shares will be issued for the consideration permitted under the Plan as currently in effect, and none of such Shares will be issued for less than $0.0001 per share. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Based upon and in reliance on the foregoing, we are of the opinion that the Shares are duly authorized and, when issued and paid for in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable.

We express no opinion as to the applicability of, compliance with, or effect of any laws, statutes, ordinances, rules, or regulations except the General Corporation Law of the State of Delaware as currently in effect.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the changes may affect the legal analysis or legal conclusion or other matters in this letter.

Very truly yours,

/s/ Allen & Overy LLP
Allen & Overy LLP